CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-207731 dated November 2, 2015) of Gulf Resources, Inc. and in the related Prospectus included therein, of our report dated April 8, 2021, relating to the consolidated financial statements of Gulf Resources, Inc. appearing in the Company’s Annual Report on Form 10-K for the year ended December 31, 2020.

/s/ Morison Cogen LLP

Blue Bell, Pennsylvania

April 8, 2021